Exhibit 99.1
Sun Hydraulics Reports 2005 Sales of $117 million and Net Income of $12.8 million
SARASOTA, FLA, March 6, 2006 — Sun Hydraulics Corporation (NASDAQ: SNHY) reported financial results for the year and fourth quarter 2005 as follows:
(Dollars in millions except net income per share)

	December 31,	December 25,
	2005	2004	Increase
Twelve Months Ended
Net Sales	$116.8	$94.5	24%
Net Income	$12.8	$7.8	64%
Net Income per share (1):
Basic	$1.18	$0.76	55%
Diluted	$1.17	$0.76	54%

Three Months Ended
Net Sales	$27.9	$23.4	19%
Net Income	$2.9	$2.0	45%
Net Income per share (1):
Basic	$0.26	$0.19	37%
Diluted	$0.26	$0.19	37%

(1)	All earnings per share and weighted average share information reflects a three-for-two stock split effective at the close of business on July 15, 2005.
“2005 was another great year for Sun,” said Allen Carlson, Sun’s President and CEO. “We grew in all geographic segments and believe we gained market share. Sales in 2005 were up 24%, following 33% growth in 2004. We are very pleased with this year’s results and look forward to 2006.
“Order rates accelerated going into the new year, and have continued throughout the first quarter with run rates up over 28%,” continued Carlson. “Capacity in our U.S. manufacturing facilities continues to increase as we refine production processes and add new machinery. Shipping on time to our customers is still our main focus, and remains one of the keys to our success.”
Sarbanes-Oxley
Sun completed documentation and testing for 2005 related to compliance with Sarbanes-Oxley, Section 404. “We are pleased that the first year of SOX is behind us,” commented Tricia Fulton, Sun’s in-coming CFO. “Our goal throughout the project was to comply fully with the law, contain project costs, and keep the disruption of the exercise on work flow to a minimum. We were able to accomplish this in year one and expect that we will do the same in year two.”
Outlook
2006 first quarter sales are estimated to be in the range of $34 million, a 21% increase over last year on a calendarized basis. First quarter earnings per share are estimated to be between $0.35 and $0.37 per share, compared to $0.32 per share last year.
Open House and Webcast
Sun Hydraulics Corporation will broadcast its 2005 financial results conference call live over the Internet at 4:15 P.M. E.T. tomorrow, March 7, 2006. The conference call will be in conjunction with an Investor Open House to be held at the Company’s facility at 701 Tallevast Road, Sarasota, Florida, starting at 4:00 P.M. To listen to the webcast, go to http://investor.sunhydraulics.com/medialist.cfm. A copy of this earnings release is posted on the Investor Relations page of our website under “Press Releases”.
Webcast Q&A
Questions may be submitted to the Company via email after reviewing this earnings release, by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the top menu. Scroll down to the bottom of the page and click on contact email: investor@sunhydraulics.com, which will open an email window to type in your message. Sun management will then answer these and other questions during the Company’s webcast. If an individual wishes to ask questions directly during the webcast, the conference call may be accessed by dialing 1-877-407-0778.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.
FORWARD-LOOKING INFORMATION
Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.
Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended October 1, 2005, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 25, 2004. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Three Months Ended
	December 31,	December 25,
	2005	2004
Net sales	$27,938	$23,426

Cost of sales	19,884	16,630

Gross profit	8,054	6,796

Selling, engineering and administrative expenses	4,352	3,979

Operating income	3,702	2,817

Interest expense	56	122
Foreign currency transaction (gain) loss	(63)	75
Miscellaneous (income) expense	(124)	59

Income before income taxes	3,833	2,561

Income tax provision	945	560

Net income	$2,888	$2,001

Basic net income per share (1)	$0.26	$0.19

Basic weighted average shares outstanding (1)	10,920	10,425

Diluted net income per share (1)	$0.26	$0.19

Diluted weighted average share outstanding (1)	10,994	10,521

Dividends declared per share (1)	$0.100	$0.050

(1)	All earnings per share, weighted average share and dividend information reflects a three-for-two stock split effective at the close of business on July 15, 2005.

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Twelve Months Ended
	December 31,	December 25,
	2005	2004
Net sales	$116,757	$94,503

Cost of sales	79,839	65,968

Gross profit	36,918	28,535

Selling, engineering and administrative expenses	17,738	16,241

Operating income	19,180	12,294

Interest expense	441	527
Foreign currency transaction (gain) loss	(362)	—
Miscellaneous (income) expense	(36)	35

Income before income taxes	19,137	11,732

Income tax provision	6,329	3,902

Net income	$12,808	$7,830

Basic net income per share (1)	$1.18	$0.76

Basic weighted average shares outstanding (1)	10,827	10,269

Diluted net income per share (1)	$1.17	$0.76

Diluted weighted average share outstanding (1)	10,918	10,346

Dividends declared per share (1)	$0.300	$0.143

(1)	All earnings per share, weighted average share and dividend information reflects a three-for-two stock split effective at the close of business on July 15, 2005.

SUN HYDRAULICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 25,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$5,417	$9,300
Restricted cash	413	462
Accounts receivable, net of allowance for doubtful accounts of $110 and $170	10,975	8,611
Inventories	7,870	7,105
Income taxes receivable	236	—
Deferred income taxes	782	392
Other current assets	864	776

Total current assets	26,557	26,646

Property, plant and equipment, net	45,181	43,687
Other assets	1,823	1,475

Total assets	$73,561	$71,808

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,822	$2,536
Accrued expenses and other liabilities	3,857	4,609
Long-term debt due within one year	398	1,058
Dividends payable	1,089	522
Income taxes payable	—	1,198

Total current liabilities	10,166	9,923

Long-term debt due after one year	1,986	11,196
Deferred income taxes	4,688	4,986
Other liabilities	281	300

Total liabilities	17,121	26,405

Shareholders’ equity:
Common stock	11	10
Capital in excess of par value	32,466	28,579
Unearned compensation related to outstanding restricted stock	(741)	(608)
Retained earnings	23,406	13,867
Accumulated other comprehensive income	1,647	3,566
Treasury stock	(349)	(11)

Total shareholders’ equity	56,440	45,403

Total liabilities and shareholders’ equity	$73,561	$71,808

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,	December 25,
	2005	2004
Cash flows from operating activities:
Net income	$12,808	$7,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,604	5,465
Loss on disposal of assets	22	73
Stock-based compensation expense	365	289
Allowance for doubtful accounts	(60)	(17)
Provision for slow moving inventory	(96)	110
Provision for deferred income taxes	(688)	138
(Increase) decrease in:
Accounts receivable	(2,304)	(2,379)
Inventories	(669)	(594)
Income taxes receivable	(236)	—
Other current assets	(88)	(252)
Other assets, net	39	149
Increase (decrease) in:
Accounts payable	2,286	97
Accrued expenses and other liabilities	306	2,392
Income taxes payable	(261)	1,437
Other liabilities	(19)	(28)

Net cash from operating activities	17,009	14,710

Cash flows used in investing activities:
Investment in WhiteOak	(400)	—
Capital expenditures	(8,813)	(4,987)
Proceeds from dispositions of equipment	5	61

Net cash used in investing activities	(9,208)	(4,926)

Cash flows used in financing activities:
Proceeds from debt	11,599	—
Repayment of debt	(21,469)	(5,953)
Proceeds from exercise of stock options	2,487	1,672
Proceeds from stock issued	157	—
Payments for purchase of treasury stock	(1,588)	(781)
Proceeds from reissuance of treasury stock	—	613
Dividends to shareholders	(2,701)	(1,230)

Net cash used in financing activities	(11,515)	(5,679)

Effect of exchange rate changes on cash and cash equivalents	(218)	438

Net (decrease) increase in restricted cash	(49)	37
Net (decrease) increase in cash and cash equivalents	(3,883)	4,506

Cash and cash equivalents, beginning of period	9,762	5,219

Cash and cash equivalents, end of period	$5,830	$9,762

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$441	$527
Income taxes	$8,451	$2,617

	United			United
	States	Korea	Germany	Kingdom	Elimination	Consolidated
Three Months Ended December 31, 2005
Sales to unaffiliated customers	$18,177	$2,695	$3,186	$3,880	$—	$27,938
Intercompany sales	4,626	—	21	804	(5,451)	—
Operating income	2,587	345	440	337	(7)	3,702
Depreciation	1,010	37	132	246	—	1,425
Capital expenditures	2,442	15	37	112	—	2,606

Three Months Ended December 25, 2004
Sales to unaffiliated customers	$15,281	$1,979	$2,699	$3,467	$—	$23,426
Intercompany sales	3,673	—	14	512	(4,199)	—
Operating income	2,056	151	386	144	80	2,817
Depreciation	957	35	134	267	—	1,393
Capital expenditures	1,344	2	36	75	—	1,457

Twelve Months Ended December 31, 2005
Sales to unaffiliated customers	$73,998	$11,604	$15,101	$16,054	$—	$116,757
Intercompany sales	21,239	—	80	2,873	(24,192)	—
Operating income	13,443	1,520	3,145	1,260	(188)	19,180
Depreciation	3,944	149	473	1,025	—	5,591
Capital expenditures	7,007	29	843	934	—	8,813

Twelve Months Ended December 25, 2004
Sales to unaffiliated customers	$59,847	$8,723	$12,558	$13,375	$—	$94,503
Intercompany sales	15,702	—	66	1,812	(17,580)	—
Operating income	8,417	926	2,399	483	69	12,294
Depreciation	3,792	137	475	1,061	—	5,465
Capital expenditures	4,264	42	141	540	—	4,987